As filed with the Securities and Exchange Commission on October 24, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Address of principal executive offices, including zip code, and telephone number)

THE SECOND AMENDED AND RESTATED 1996 EQUITY
PARTICIPATION PLAN OF VIASAT, INC.
(Full title of the plan)

Copies to:
GREGORY D. MONAHAN
Vice President, General Counsel
and Secretary
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	THOMAS A. EDWARDS, ESQ. CRAIG M. GARNER, ESQ. Latham & Watkins LLP 701 “B” Street, Suite 2100 San Diego, California 92101 (619) 236-1234

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price	Fee

Common Stock, $.0001 par value	1,500,000	$19.06	$28,590,000	$2,313

(1)	Covers 1,500,000 additional shares of common stock available for issuance under The Second Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (the 1996 Equity Participation Plan) pursuant to an amendment of The Amended and Restated 1996 Equity Participation Plan approved by the stockholders of ViaSat, Inc. on September 11, 2003. The 1996 Equity Participation Plan authorizes the issuance of a maximum of 7,600,000 shares. However, the offer and sale of 6,100,000 shares of common stock, which have been or may be issued under the 1996 Equity Participation Plan, have previously been registered pursuant to Form S-8 Registration Statement File Nos. 333-21113, 333-68757 and 333-67010.

(2)	Pursuant to Rule 457(h) the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for ViaSat, Inc.’s common stock as reported on the Nasdaq National Market on October 23, 2003.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 23.1

     This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of common stock of ViaSat, Inc. for issuance under The Second Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 Registration Statement File Nos. 333-21113, 333-68757 and 333-67010 are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

     ViaSat, Inc. hereby incorporates the following documents in this registration statement by reference:

1.	Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission (SEC) on June 30, 2003;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2003, filed with the SEC on August 15, 2003;

3.	Current Report on Form 8-K dated August 12, 2003, filed with the SEC on August 13, 2003;

4.	Current Report on Form 8-K dated September 16, 2003, filed with the SEC on September 18, 2003;

5.	Description of ViaSat, Inc.’s common stock contained in Registration Statement on Form 8-A, filed with the SEC on November 20, 1996; and

6.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (1) above.

     All documents filed by ViaSat, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this registration statement is filed with the SEC and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

5.1	Opinion of Latham & Watkins LLP.

10.1	The Second Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, ViaSat, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 24, 2003.

ViaSat, Inc.

By:	/s/ Mark D. Dankberg

Mark D. Dankberg
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Ronald G. Wangerin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 24, 2003

/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 24, 2003

/s/ Robert W. Johnson Robert W. Johnson	Director	October 24, 2003

/s/ B. Allen Lay B. Allen Lay	Director	October 24, 2003

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	October 24, 2003

/s/ Adm. William A. Owens (Ret.) Adm. William A. Owens (Ret.)	Director	October 24, 2003

/s/ Michael B. Targoff Michael B. Targoff	Director	October 24, 2003

EXHIBIT INDEX

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.*

10.1	The Second Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).*

24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.